[YDI Wireless Logo]
YDI Wireless Contact:                                           Phazar Contact:
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David Renauld                                                   Kathy Kindle
(413) 665-8551                                                  (940) 325-3301

FOR IMMEDIATE RELEASE
October 4, 2004

                YDI WIRELESS AND PHAZAR MOVE FORWARD WITH MERGER

         FALLS CHURCH, VA and MINERAL WELLS, TX, October 4, 2004 - YDI Wireless, Inc. (Nasdaq:YDIW) and Phazar Corp (Nasdaq:ANTP) today provided a status report on their contemplated merger.

         Effective September 30, 2004, YDI and Phazar amended the merger agreement in a technical manner. For tax purposes, the merger was restructured to be a forward triangular merger with Phazar merging into the YDI merger subsidiary instead of a reverse triangular merger with the YDI merger subsidiary merging into Phazar. Phazar will still end up as a wholly-owned subsidiary of YDI, and Phazar stockholders will still receive 1.2 shares of YDI common stock for each share of Phazar common stock they own.

         Also, Phazar has received a second opinion as to the fairness, from a financial point of view, of the contemplated merger to the Phazar stockholders. The receipt of this second fairness opinion had been a condition to Phazar completing the transaction.

         As a result, YDI and Phazar are moving forward with the process to complete the merger and hope to have the merger completed by November 30, 2004.

About YDI Wireless/Terabeam Wireless
Terabeam Wireless is the business name of YDI Wireless, Inc. Terabeam Wireless is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1.44 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs, and wireless virtual private networks. Additional information about Terabeam Wireless as well as its complete product line can be found at the company's website located at http://www.terabeam.com or by contacting the company by telephone at 413-665-8551 or by email at IR@terabeam.com.

About Phazar Corp.

Phazar Corp. is a holding company with Antenna Products Corporation, Tumche Corp. (fka Phazar Aerocorp, Inc.), Phazar Antenna Corp., and Thirco, Inc. as its subsidiaries. Through its primary operating subsidiaries Antenna Products Corporation and Phazar Antenna Corp., Phazar designs, manufactures, and markets a wide range of standard and custom antennas and related products such as towers, support structures, masts, and communications accessories for governmental and commercial customers. Additional information about Phazar as well as its product line can be found at the company's websites located at http://www.phazar.com and at http://www.antennaproducts.com or by
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contacting the company by telephone at 940-325-3301 or by email at
kindle@antennaproducts.com.
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YDI Wireless and Phazar Corp
Move Forward with Merger
October 4, 2004
Page 2

Safe Harbor Statement

Statements in this press release that are not statements of historical facts, including statements regarding the contemplated acquisition of Phazar by YDI and the combined company's business outlook or expected products, capabilities, performance, or developments, are forward-looking statements that involve risks, uncertainties, and assumptions. There can be no assurance that the acquisition described in this press release or any other combination transaction between YDI and Phazar will be consummated. The actual results of YDI, Phazar, or the combined company following an acquisition may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the companies' ability and desire to satisfy the conditions to closing the transaction set forth in the definitive transaction documentation (including, without limitation, the need to obtain regulatory approvals and the approval of Phazar's stockholders); the substantial time and costs each company will be expending and incurring relating to a contemplated transaction; the ability and time required to obtain any necessary regulatory approvals and clearances, including federal and state securities registrations, qualifications, approvals, clearances, and/or exemptions, needed to consummate a transaction; the ability of the companies to integrate in a cost-effective, timely manner without material loss of employees or customers; the risk that the expected synergies and other benefits of the transaction will not be realized at all or to the extent expected; the risk that cost savings from the transaction may not be fully realized or may take longer to realize than expected; reactions, either positive or negative, of investors, competitors, customers, suppliers, employees, and others to the transaction; the time and costs required to complete the contemplated transaction and then integrate the companies; management and board interest in and distraction due to the contemplated transaction and integrating the companies; the uncertain impact on the trading market, volume, and price of each company's stock; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in the companies' industries and resulting impacts on their pricing, gross margins, and general financial performance; difficulties in predicting the combined company's future financial performance; and risks arising from and relating to YDI's recent acquisitions of Terabeam Corporation, Ricochet Networks, Inc., and KarlNet, Inc. and the companies' ability to achieve the contemplated benefits of those transactions. Further information on these and other factors that could affect the actual results of YDI, Phazar, or the combined company is included in filings made by YDI and Phazar from time to time with the Securities and Exchange Commission and in the companies' other public statements.

Where You Can Find Additional Information

YDI expects to file with the Securities and Exchange Commission a registration statement on Form S-4 relating to the contemplated acquisition of Phazar, which is expected to include a proxy statement/prospectus of YDI and Phazar. YDI and

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YDI Wireless and Phazar Corp
Move Forward with Merger
October 4, 2004
Page 3


Phazar urge their stockholders to read both the registration statement and the proxy statement/prospectus carefully when they become available because those documents will contain important information about YDI, Phazar, the acquisition, the persons soliciting the proxies relating to the acquisition, their interests in the transaction, and related matters. Investors and security holders will be able to obtain free copies of these documents through the SEC's website at http://www.sec.gov and from the each of the companies' Investor Relations departments.

YDI and its executive officers and directors and Phazar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Phazar with respect to the transactions contemplated by this press release. Information regarding YDI's officers and directors is included in YDI's proxy statement, dated August 17, 2004, filed with the SEC on August 17, 2004, which is available free of charge at the SEC's website. Information regarding Phazar's officers and directors is included in Phazar's Form 10-KSB, dated July 30, 2004, filed with the SEC on August 6, 2004, which is available free of charge at the SEC's website. These two documents are available free of charge from each of the companies' Investor Relations departments.